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                         Liebman Goldberg & Drogin, LLP
                         591 Stewart Avenue, Suite 450
                             Garden City, NY 11530
                                  516-228-6600


November 14, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      The NETdigest.com, Inc.
         File # 1-13866

Gentlemen:

We previously responded to the Securities and Exchange Commission regarding the above-mentioned registrant and form 8-K filed October 25, 2001.

This letter is being written as requested by paragraph 3 in your letter to the registrant dated November 7, 2001.

Our firm is in agreement with the revised disclosures included in the form 8-K amendment as Exhibit 16.


Very truly yours,

/s/ Liebman Goldberg & Drogin, LLP
Liebman, Goldberg & Drogin, LLP

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